Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of Amesite Inc. (the "Company") on Form 10-K for the transition period from January 1, 2018 to June 30, 2018, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 17, 2018	By:	/s/ Ann Marie Sastry
Ann Marie Sastry
Chief Executive Officer (Principal Executive Officer)

/s/ Bernie Chong
Bernie Chong
Controller (Principal Financial Officer)